Exhibit 99.1

Quantum-Si Appoints Biotech Executive and Entrepreneur, Amir Jafri, to its Board of Directors

BRANFORD, Conn. -- (BUSINESS WIRE) -- September 21, 2023 – Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), The Protein Sequencing Company™, today announced the appointment of Amir Jafri, President and CEO of Immunicom, Inc., to its Board of Directors.

“Amir’s leadership track record speaks for itself,” said Jeff Hawkins, CEO of Quantum-Si. “He has successfully managed businesses across multiple industries and has built and led world class R&D organizations responsible for advanced technology development and the launch of over 50 products and technologies globally. His experience with product development and his focus on operational rigor will be an asset as we continue to expand the company and break new ground in proteomics research.”

Mr. Jafri has more than 35 years of experience in biotech, healthcare technology and devices, working in Fortune 20 companies and his own startups. In 2013, he founded Immunicom, a medical technology company focused on developing innovative, non-pharmaceutical approaches for the treatment of cancer, and inflammatory and autoimmune diseases. Previously, Mr. Jafri held executive leadership positions at West Health, Cardinal Health and the Manpower Group. Early in his career, he founded two healthcare startups that were subsequently acquired. Currently, he serves on the board of various healthcare technology startup companies and nonprofit organizations. Mr. Jafri is an inventor on over 40 patents covering products and technologies across a range of industries and applications.  Mr. Jafri earned a Bachelor of Science from Houston Christian University with a double major in Chemistry and Biology and a minor in History.

“I am excited about Quantum-Si's pioneering work in next-generation protein sequencing to enable broad-scale access to proteomic data, for every scientist, everywhere,” said Mr. Jafri. “My experience building and leading businesses that have developed and successfully brought advanced technologies to market positions me well to help guide the company through this next phase of its evolution.”

About Quantum-Si Incorporated

Quantum-Si, The Protein Sequencing Company™, is focused on revolutionizing the growing field of proteomics. The Company's suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable next-generation single-molecule protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing. Learn more at quantum-si.com.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and development and commercialization of products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company's business; the inability to maintain the listing of the Company's Class A common stock on The Nasdaq Stock Market; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; our ongoing leadership transition; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company's product development and commercialization activities; the commercialization and adoption of the Company’s existing products and the success of any product the Company may offer in the future; the potential attributes and benefits of the Company’s commercialized Platinum™ protein sequencing instrument and the Company’s other products once commercialized; the Company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company's ability to identify, in-license or acquire additional technology; the Company's ability to maintain its existing lease, license, manufacture and supply agreements; the Company's ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company; the size and growth potential of the markets for the Company's products and services, and its ability to serve those markets once commercialized, either alone or in partnership with others; the Company's estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company's financial performance; and other risks and uncertainties described under "Risk Factors" in the Company’s Annual Report for the fiscal year ended December 31, 2022, and in the Company's other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contacts

Investor Contact
 Jeff Keyes
 ir@quantum-si.com

Media Contact
 Anya Bolshem
 media@quantum-si.com